                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 19, 2000
                        (Date of earliest event reported)


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)


        New York                      1-2360                     13-0871985
(State of Incorporation)     (Commission File Number)          (IRS employer
                                                             Identification No.)


                 ARMONK, NEW YORK                        10504
     (Address of principal executive offices)          (Zip Code)


                                  914-499-1900
                         (Registrant's telephone number)

Item 5. Other Events

     The registrant's press release dated July 19, 2000, regarding its financial results for the periods ended June 30, 2000, including unaudited consolidated financial statements for the periods ended June 30, 2000, is Attachment I of this Form 8-K.

     Attachment II of this Form 8-K revises Exhibit 99, Attachment II (Segment Revenue and Pre-tax Income Results 1998) in Part II (Other Information) of the company's Form 10-Q for the quarter ended March 31, 2000. This revision does not affect the other segment information in Part II, nor does it affect Part I (Consolidated Financial Statements and Management's Discussion and Analysis of Results of Operations and Financial Condition) of the company's first quarter 2000 Form 10-Q. The information in Exhibit 99 of the first quarter 2000 Form 10-Q reflects changes that the company made in the organization of its business segments and its expense allocation methodology. The revisions contained herein relate to the effect of those changes on the following line items within the 1998 segment information for the Technology, Enterprise Systems and Total segments: Effect of organizational changes, Effect of expense allocation changes, and the Total net effect of reclassifications; and the resulting effect of changes in those three line items on Pre-tax income (loss).


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: July 19, 2000


                                          By:  Mark Loughridge
                                       -------------------------------
                                              (Mark Loughridge)
                                        Vice President and Controller

                                                                    Attachment I


                    IBM ANNOUNCES SECOND-QUARTER 2000 RESULTS
                  2Q00 EPS increased 16%, excluding 1999 items


     ARMONK, N.Y., July 19, 2000 . . . IBM today announced second-quarter 2000 diluted earnings per common share of $1.06 compared with 1999 diluted earnings per common share of $1.28 (or $.91 per diluted share in 1999 after excluding the net benefit of $.37 per diluted share from the gain on the sale of the Global Network and other 1999 actions). Excluding these 1999 items, IBM's second-quarter 2000 diluted earnings per share increased 16 percent. Second-quarter 2000 net income totaled $1.9 billion compared with $2.4 billion in 1999 (or net income of $1.7 billion in 1999 after excluding the after-tax net benefit of $687 million from the gain on the Global Network sale and the other 1999 actions). Second-quarter 2000 revenues declined 1 percent (flat at constant currency) to $21.7 billion compared with the year-earlier period.

     Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said:
"Our second-quarter results are right in line with our expectations and with the view we've been expressing since last October. Essentially, we've had three quarters of slow revenue growth, driven by a combination of the Y2K slowdown and a series of actions we've taken to improve our business portfolio. During that time, however, we have been able to produce satisfactory earnings growth.

     "We exited the second quarter with a significant shift in momentum in several areas. Mid-way through the second quarter, for example, our services business re-ignited. New signings in the quarter totaled $20 billion -- a record quarter for IBM and what would have been a record year for many of our nearest competitors. Driven by our leadership position in e-business, a number of our product areas also experienced explosive growth, including Web management software, e-business consulting, Web hosting, systems integration and wireless chips. Importantly, we saw a firming of our server business, particularly Web servers -- which grew revenues nearly 30 percent. Our high-end disk drive revenues, led by our advanced Shark product, also grew 30 percent.

     "In a portfolio of our breadth and size, we often have units in transition," Mr. Gerstner said. "Our hard disk drive business, while improving quarter to quarter, is still a drag on our revenue growth. PCs, as well, improved quarter to quarter, but we're not satisfied with the results. Nevertheless, our outlook going forward is quite different from the one we faced in the last three quarters, and we continue to be very encouraged about the second half of this year."

     Second-quarter revenues from the Americas totaled $9.7 billion, a decrease of 3 percent (3 percent at constant currency) compared with the same period of last year. Revenues from Europe/Middle East/Africa were $5.9 billion, down 9 percent (flat at constant currency). Asia-Pacific revenues grew 20 percent (13 percent at constant currency) to $4.3 billion. OEM revenues totaled $1.8 billion, a 6 percent decrease (7 percent at constant currency) compared with the second quarter of 1999.

     Hardware revenues were $9.2 billion in the second quarter, a decrease of 5 percent (4 percent at constant currency) compared with last year's second quarter. Web server revenues, led by advanced new high-end and mid-range models, grew strongly. System/390 and AS/400 server revenues declined, primarily due to year-over-year price reductions in the System/390 and a product transition in the AS/400 line. Personal computer revenues declined, partly as a result of parts shortages in certain product segments. Microelectronics revenues rose substantially in the quarter due to strong shipments of custom chips. Storage revenues declined, largely because of an ongoing transition in the company's hard disk drive product line.

     Revenues from IBM Global Services, including maintenance, grew 2 percent (4 percent at constant currency) in the second quarter to $8.2 billion. Excluding maintenance, Global Services revenues increased 3 percent (4 percent at constant currency) to $6.9 billion. Revenue comparisons for IBM Global Services were adversely affected by the sale of the Global Network to AT&T in 1999 and by a year-over-year decline in Y2K services business. After adjusting for these factors, Global Services revenues (excluding maintenance) increased 10 percent. IBM concluded the quarter with a total services contract backlog of approximately $75 billion.

     Software revenues increased 2 percent (5 percent at constant currency) in the second quarter to $3.2 billion. Revenues from the company's middleware products -- which are used for e-business -- grew strongly, especially in Web management and database software. During the quarter, IBM announced that it would invest more than $1 billion over the next several years to expand development, marketing and sales programs for its leading Web management product, WebSphere. Overall operating systems revenues declined in the quarter, primarily as a result of a decrease in AS/400 software revenues.

     Revenues from Global Financing increased 10 percent (11 percent at constant currency) in the second quarter to $819 million.

     Revenues from the Enterprise Investments/Other area, which includes custom hardware and software products for specialized customer uses, decreased 26 percent (25 percent at constant currency) year over year to $315 million.

     The company's overall gross profit margin was 36.7 percent in the second quarter compared with 37.5 percent in the same period of 1999.

     Second-quarter expenses were $5.2 billion and the expense-to-revenue ratio was 23.9 percent compared with 19.1 percent in the year earlier period (or 26.4 percent after excluding a 7.3-point improvement from the Global Network sale and the other 1999 actions).

     IBM's tax rate in the second quarter was 30.0 percent compared with 40.8 percent in 1999 (or 30.0 percent after excluding 10.8 points due to the Global Network sale and the other 1999 actions).

     IBM spent approximately $1.8 billion on common share repurchases in the second quarter. The average number of basic common shares outstanding in the quarter was 1,768 million compared with 1,812 million in the second quarter of 1999. There were 1,761 million basic common shares outstanding at June 30, 2000.

     Debt in support of operations, excluding global financing, increased $932 million from year-end 1999 to $2.5 billion, resulting in a debt-to-capitalization ratio of 15 percent. Global financing debt declined $112 million from the end of 1999 to a total of $26.7 billion, resulting in a debt-to-equity ratio of 5.7 to 1.

     Net income for the six months ended June 30, 2000 was $3.5 billion, or $1.89 per diluted common share, compared with net income in 1999 of $3.9 billion, or $2.05 per diluted common share (or $1.69 per diluted share and net income of $3.2 billion in 1999 after excluding the after-tax net benefit from the Global Network sale and the other 1999 actions). Revenues for the six months ended June 30, 2000 were $41.0 billion, a decrease of 3 percent (2 percent at constant currency) compared with $42.2 billion for the first six months of 1999.

     Effective in the first quarter of this year, results reflect changes the company made in the organization of its business segments, including the transfer of the system-level product businesses from the Technology segment to the Enterprise Systems segment and the transfer of point-of-sale products from the

Enterprise Investments segment to the Personal Systems segment. Also reflected are changes the company made in its expense allocation methodology, allocating expense items previously unallocated and enhancing shared expense allocation. Second-quarter and first-half 1999 results have been reclassified to conform with the 2000 presentation.

Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the Securities and Exchange Commission.

Financial results attached


                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                          COMPARATIVE FINANCIAL RESULTS

            (Unaudited; Dollars in millions except per share amounts)

                            Three Months              Six Months
                           Ended June 30,           Ended June 30,

                                    Percent                  Percent
                      2000    1999*  Change     2000   1999*  Change
                    ------  ------- -------  ------- ------- -------
REVENUE
 Hardware           $9,151   $9,622    -4.9% $16,863 $18,373    -8.2%
  Gross margin        27.3%    28.8%            27.4%   28.1%

 Global Services     8,184    7,988     2.4%  15,736  15,538     1.3%
  Gross margin        27.1%    28.4%            26.5%   27.4%

 Software            3,182    3,126     1.7%   6,109   6,046     1.0%
  Gross margin        82.5%    83.4%            81.3%   82.2%

 Global Financing      819      743    10.1%   1,635   1,448    12.9%
  Gross margin        55.0%    55.3%            53.9%   55.6%

 Enterprise Investments/
 Other                 315      426   -25.9%     656     817   -19.5%
  Gross margin        47.9%    39.6%            47.7%   34.8%


TOTAL REVENUE       21,651   21,905    -1.2%  40,999  42,222    -2.9%


GROSS PROFIT         7,943    8,224    -3.4%  14,954  15,482    -3.4%
  Gross margin        36.7%    37.5%            36.4%   36.7%


EXPENSE

 S,G&A (1)           3,867    2,846    35.9%   7,573   6,783    11.7%
  % of revenue        17.9%    13.0%            18.5%   16.1%

 R,D&E               1,269    1,293    -1.8%   2,441   2,474    -1.3%
  % of revenue         5.9%     5.9%             6.0%    5.9%

 Other income          130      155   -15.8%     319     289    10.3%
 Interest expense      164      197   -17.1%     316     371   -14.9%

TOTAL EXPENSE (1)    5,170    4,181    23.7%  10,011   9,339     7.2%
  % of revenue        23.9%    19.1%            24.4%   22.1%

INCOME BEFORE
INCOME TAXES (1)     2,773    4,043   -31.4%   4,943   6,143   -19.5%
  Pre-tax margin      12.8%    18.4%            12.1%   14.5%

Provision for
income taxes (1)       832    1,652   -49.6%   1,483   2,282   -35.0%
  Effective tax
  rate                30.0%    40.8%            30.0%   37.1%


NET INCOME (1)      $1,941   $2,391   -18.8%  $3,460  $3,861   -10.4%
  Net margin           9.0%    10.9%             8.4%    9.1%


Preferred stock
dividends                5        5               10      10

NET INCOME
APPLICABLE TO COMMON
SHAREHOLDERS (1)    $1,936   $2,386   -18.9%  $3,450  $3,851   -10.4%
                    ======   ======           ======  ======

EARNINGS PER
SHARE OF COMMON
STOCK - ASSUMING
DILUTION (1)         $1.06    $1.28   -17.2%   $1.89   $2.05    -7.8%
                    ======   ======           ======  ======

EARNINGS PER
SHARE OF COMMON
STOCK - BASIC        $1.10    $1.32   -16.7%   $1.95   $2.12    -8.0%
                    ======   ======           ======  ======

AVERAGE NUMBER OF
COMMON SHARES OUT-
STANDING (M's)
  DILUTED          1,818.0  1,870.6          1,824.0 1,876.6
  BASIC            1,767.6  1,812.1          1,772.4 1,818.0

 * Reclassified to conform with 2000 presentation.

 1) 1999 second quarter and six month results include a pre-tax net benefit of $1,610 million (after-tax net benefit of $687 million, or $.37 per diluted common share) due to a gain from the sale of the IBM Global Network, charges for actions related to microelectronics and storage businesses, as well as a change in PC depreciable lives.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                        (Unaudited; Dollars in millions)

                                        At           At
                                   June 30, December 31,  Percent
                                      2000         1999    Change
                                 ---------  -----------   -------
ASSETS
 Cash, cash equivalents,
 and marketable securities          $3,261       $5,831    -44.1%

 Receivables - net, inventories,
 and prepaid expenses               36,176       37,324     -3.1%

 Plant, rental machines,
 and other property - net           16,634       17,590     -5.4%

 Investments and other assets       26,878       26,750      0.5%
                                  --------     --------

TOTAL ASSETS                       $82,949      $87,495     -5.2%
                                  ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY

 Short-term debt                   $12,315      $14,230    -13.5%
 Long-term debt                     16,859       14,124     19.4%
                                  --------     --------
 Total debt                         29,174       28,354      2.9%

 Accounts payable, taxes,
 and accruals                       21,547       25,348    -15.0%

 Other liabilities                  13,054       13,282     -1.7%
                                  --------     --------
TOTAL LIABILITIES                   63,775       66,984     -4.8%

STOCKHOLDERS' EQUITY                19,174       20,511     -6.5%
                                  --------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY               $82,949      $87,495     -5.2%
                                  ========     ========


                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA


                                     SECOND QUARTER 2000
                       ----------------------------------------------
                                                              Pre-tax
(Dollars in millions)  ------- Revenue ----------  Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------   ------- -------    -------
SEGMENTS
Technology              $2,456     $710    $3,166    $226        7.1%
          % change         4.6%   -31.1%     -6.3%  222.9%

Personal Systems         3,914       21     3,935     (69)      -1.8%
          % change        -4.8%   200.0%     -4.4%   31.0%

Enterprise Systems       2,774      162     2,936     448       15.3%
          % change        -9.6%    14.1%     -8.6%  -24.7%

Global Services          8,184      600     8,784   1,069       12.2%
          % change         2.4%    -4.5%      1.9%   -4.6%

Software                 3,182      209     3,391     736       21.7%
          % change         1.7%    14.8%      2.5%   -2.6%

Global Financing           829      264     1,093     306       28.0%
          % change         8.5%    33.3%     13.6%   16.3%

Enterprise Investments     321        1       322    (112)     -34.8%
          % change       -23.2%   -66.7%    -23.5%   44.8%

TOTAL SEGMENTS          21,660    1,967    23,627   2,604       11.0%
          % change        -0.7%   -10.2%     -1.6%    4.1%

Eliminations / Other        (9)  (1,967)   (1,976)    169

TOTAL IBM              $21,651       $0   $21,651  $2,773       12.8%
          % change        -1.2%              -1.2%  -31.4%

                                     SECOND QUARTER 1999 *
                       ----------------------------------------------
                                                              Pre-tax
(Dollars in millions)  ------- Revenue ----------  Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------   ------- -------    -------
SEGMENTS
Technology              $2,347   $1,031    $3,378     $70        2.1%

Personal Systems         4,111        7     4,118    (100)      -2.4%

Enterprise Systems       3,069      142     3,211     595       18.5%

Global Services          7,988      628     8,616   1,121       13.0%

Software                 3,126      182     3,308     756       22.9%

Global Financing           764      198       962     263       27.3%

Enterprise Investments     418        3       421    (203)     -48.2%

TOTAL SEGMENTS          21,823    2,191    24,014   2,502       10.4%

Eliminations / Other        82   (2,191)   (2,109)  1,541 (1)

TOTAL IBM              $21,905       $0   $21,905  $4,043       18.4%

 * Reclassified to conform with 2000 presentation.

 1) Pre-tax income includes a net benefit of $1,610 million due to a gain from the sale of the IBM Global Network, charges for actions related to microelectronics and storage businesses, as well as a change in PC depreciable lives.

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                  SEGMENT DATA

                                       SIX MONTHS 2000
                       ----------------------------------------------
                                                              Pre-tax
(Dollars in millions)  ------- Revenue ----------  Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------   ------- -------    -------
SEGMENTS
Technology              $4,396   $1,503    $5,899    $246        4.2%
          % change        -3.5%   -20.1%     -8.4%  179.5%

Personal Systems         7,175       31     7,206    (247)      -3.4%
          % change        -8.7%   121.4%     -8.5%  -59.4%

Enterprise Systems       5,190      325     5,515     887       16.1%
          % change       -10.6%    14.0%     -9.5%  -22.3%

Global Services         15,736    1,195    16,931   2,067       12.2%
          % change         1.3%    -7.9%      0.6%    0.3%

Software                 6,109      384     6,493   1,317       20.3%
          % change         1.0%    -2.3%      0.8%   -9.9%

Global Financing         1,657      470     2,127     594       27.9%
          % change        11.4%    16.0%     12.4%   18.3%

Enterprise Investments     662        2       664    (155)     -23.3%
          % change       -17.3%   -85.7%    -18.4%   54.1%

TOTAL SEGMENTS          40,925    3,910    44,835   4,709       10.5%
          % change        -2.8%    -8.8%     -3.3%   -1.1%

Eliminations / Other        74   (3,910)   (3,836)    234

TOTAL IBM              $40,999       $0   $40,999  $4,943       12.1%
          % change        -2.9%              -2.9%  -19.5%

                                       SIX MONTHS 1999 *
                       ----------------------------------------------
                                                              Pre-tax
(Dollars in millions)  ------- Revenue ----------  Pre-tax     Income
                       External Internal     Total  Income     Margin
                       -------- --------   ------- -------    -------
SEGMENTS
Technology              $4,557   $1,880    $6,437     $88        1.4%

Personal Systems         7,862       14     7,876    (155)      -2.0%

Enterprise Systems       5,807      285     6,092   1,142       18.7%

Global Services         15,538    1,297    16,835   2,061       12.2%

Software                 6,046      393     6,439   1,462       22.7%

Global Financing         1,488      405     1,893     502       26.5%

Enterprise Investments     800       14       814    (338)     -41.5%

TOTAL SEGMENTS          42,098    4,288    46,386   4,762       10.3%

Eliminations / Other       124   (4,288)   (4,164)  1,381 (1)

TOTAL IBM              $42,222       $0   $42,222  $6,143       14.5%

 * Reclassified to conform with 2000 presentation.

 1) Pre-tax income includes a net benefit of $1,610 million due to a gain from the sale of the IBM Global Network, charges for actions related to microelectronics and storage businesses, as well as a change in PC depreciable lives.

                                                                   ATTACHMENT II
MANAGEMENT SYSTEM SEGMENT VIEW

                               SEGMENT INFORMATION
                                     REVISED
                          QUARTER ENDED MARCH 31, 1998
                                   (UNAUDITED)

                                                           HARDWARE SEGMENTS
                                               ----------------------------------------
                                                                        Enterprise                  Total
(Dollars in Millions)                              Technology            Systems                   Segments
                                               -----------------   --------------------     ----------------------
                                                  As        As        As          As           As            As
                                               Reported  Revised   Reported     Revised     Reported       Revised
                                               --------  -------   --------     -------     --------       -------
Pre-tax income (loss)                            $497      $267      $ 275       $ 505       $ 1,717       $ 1,717
                                                 ====      ====      =====       =====       =======       =======

Reconciliation of change in pre-tax income:
     Effect of organizational changes            $164      $ 22      $(176)      $ (14)      $     1       $    21
     Effect of expense allocation changes          95         7        (57)         11           (23)          (43)
                                                 ----      ----      -----       -----       -------       -------
     Total net effect of reclassifications       $259      $ 29      $(233)      $  (3)      $   (22)      $   (22)
                                                 ====      ====      =====       =====       =======       =======

                               SEGMENT INFORMATION
                                     REVISED
                           QUARTER ENDED JUNE 30, 1998
                                   (UNAUDITED)

                                                           HARDWARE SEGMENTS
                                               ----------------------------------------
                                                                        Enterprise                  Total
(Dollars in Millions)                              Technology            Systems                   Segments
                                               -----------------   --------------------     ----------------------
                                                  As        As        As          As           As            As
                                               Reported  Revised   Reported     Revised     Reported       Revised
                                               --------  -------   --------     -------     --------       -------
Pre-tax income (loss)                            $583      $356      $ 279       $ 506       $ 2,071       $ 2,071
                                                 ====      ====      =====       =====       =======       =======

Reconciliation of change in pre-tax income:
     Effect of organizational changes            $194      $ 70      $(179)      $ (52)      $    16       $    19
     Effect of expense allocation changes         108         5        (93)          7           (44)          (47)
                                                 ----      ----      -----       -----       -------       -------
     Total net effect of reclassifications       $302      $ 75      $(272)      $ (45)      $   (28)      $   (28)
                                                 ====      ====      =====       =====       =======       =======

                               SEGMENT INFORMATION
                                     REVISED
                        QUARTER ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                                           HARDWARE SEGMENTS
                                               ----------------------------------------
                                                                        Enterprise                  Total
(Dollars in Millions)                              Technology            Systems                   Segments
                                               -----------------   --------------------     ----------------------
                                                  As        As        As          As           As            As
                                               Reported  Revised   Reported     Revised     Reported       Revised
                                               --------  -------   --------     -------     --------       -------
Pre-tax income (loss)                            $426      $194      $ 487       $ 719       $ 2,290       $ 2,290
                                                 ====      ====      =====       =====       =======       =======

Reconciliation of change in pre-tax income:
     Effect of organizational changes            $190      $ 49      $(181)      $ (29)      $     9       $    20
     Effect of expense allocation changes          99         8        (63)         17            14             3
                                                 ----      ----      -----       -----       -------       -------
     Total net effect of reclassifications
                                                 $289      $ 57      $(244)      $ (12)      $    23       $    23
                                                 ====      ====      =====       =====       =======       =======

                               SEGMENT INFORMATION
                                     REVISED
                         QUARTER ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                           HARDWARE SEGMENTS
                                               ----------------------------------------
                                                                        Enterprise                  Total
(Dollars in Millions)                              Technology            Systems                   Segments
                                               -----------------   --------------------     ----------------------
                                                  As        As        As          As           As            As
                                               Reported  Revised   Reported     Revised     Reported       Revised
                                               --------  -------   --------     -------     --------       -------
Pre-tax income (loss)                            $472      $181      $ 907       $1,198      $ 3,480       $ 3,480
                                                 ====      =====     =====       =====       =======       =======

Reconciliation of change in pre-tax income:
     Effect of organizational changes            $  5      $(121)    $ (20)      $ 144       $   (22)      $    16
     Effect of expense allocation changes         168         3       (125)          2           (92)         (130)
                                                 ----      -----     -----       -----       -------       -------
     Total net effect of reclassifications       $173      $(118)    $(145)      $ 146       $  (114)      $  (114)
                                                 ====      =====     =====       =====       =======       =======

                               SEGMENT INFORMATION
                                     REVISED
                          YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                           HARDWARE SEGMENTS
                                               ----------------------------------------
                                                                        Enterprise                  Total
(Dollars in Millions)                              Technology            Systems                   Segments
                                               -----------------   --------------------     ----------------------
                                                  As        As        As          As           As            As
                                               Reported  Revised   Reported     Revised     Reported       Revised
                                               --------  -------   --------     -------     --------       -------
Pre-tax income (loss)                            $1,978    $998      $1,948      $2,928      $ 9,558       $ 9,558
                                                 ======    ====      =====       =====       =======       =======

Reconciliation of change in pre-tax income:
     Effect of organizational changes            $553      $ 20      $(556)      $  49       $     4       $    76
     Effect of expense allocation changes         470        23       (338)         37          (145)         (217)
                                                 ------    ----      -----       -----       -------       -------
     Total net effect of reclassifications       $1,023    $ 43      $(894)      $  86       $  (141)      $  (141)
                                                 ======    ====      =====       =====       =======       =======